EXHIBIT77D

Columbia Funds Series Trust -
Semi-Annual N-SAR report for the period ending 10/31/12

Columbia California Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund
 (each a "Fund", collectively the "Funds")

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On July 27, 2012, a Form Type 485BPOS, accession number 0001193125-12-319231, an amendment to the registration statement of the Trust (the "Amendment") was filed with the SEC. These are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The Amendment disclosed, among other things, changes to the description of the principal strategies of each Fund.